EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings that can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your Proxy Statement and Prospectus and have your Proxy Card(s) at hand.
2. Call toll-free [1-877-257-9951] or go to website: wwwproxyvote.com
3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).
4. Follow the recorded or on-screen directions.
5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	JOHN HANCOCK GROWTH OPPORTUNITIES FUND PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD March 23, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF JOHN HANCOCK FUNDS III	PROXY
              The undersigned, revoking previous proxies, hereby appoint(s) Keith F. Hartstein, Thomas M. Kinzler, Nicholas J. Kolokithas, Kinga Kapuscinski, Julie B. Lyman, and Salvatore Schiavone, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Growth Opportunities Fund (“Growth Opportunities Fund”) that the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the “Meeting”) of Growth Opportunities Fund to be held at 601 Congress Street, Boston, Massachusetts, 02210, on Wednesday, March 23, 2011, at 2:00 pm, Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [January 19, 2011], is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.proxyvote.com
VOTE VIA THE TELEPHONE: [1-877-257-9951]

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Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date                                                                     [______________]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the John Hancock Growth Opportunities Fund
Special Meeting of Shareholders to Be Held on March 23, 2011.
The Proxy Statement and Prospectus for this meeting is available at: https://www.proxyvote.com
PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY
Please detach at perforation before mailing.
SPECIFY YOUR DESIRED ACTION BY PLACING A MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■
The Board of Trustees recommends that you vote FOR the following proposal:
Vote on Proposal

To approve an Agreement and Plan of Reorganization between Growth Opportunities Fund and John Hancock Small Company Fund (the “Acquiring Fund”). Under this Agreement, Growth Opportunities Fund would transfer all of its assets to the Acquiring Fund in exchange for shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying Proxy Statement and Prospectus, proportionately to you and the other shareholders of Growth Opportunities Fund. The Acquiring Fund also would assume Growth Opportunities Fund’s known liabilities.
FOR ☐	AGAINST ☐	ABSTAIN ☐
PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
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